Exhibit 99.3

Notice No. 06-154

March 17, 2006

To:	All NYMEX Stockholders

From:	James E. Newsome, President

Re:	Joint Special Meeting of Stockholders of NYMEX Holdings, Inc. and Class A Members of New York Mercantile Exchange, Inc.

The following is a record of the votes cast at the Joint Special Meeting held on Monday, March 13, 2006 as certified by the Company’s transfer agent, which acted as the Inspector of Election:

NYMEX Holdings, Inc.

Proposal 1 – Approval and Adoption of the Agreement and Plan of Merger

580	34	7
FOR	AGAINST	ABSTAIN

Proposal 2 – Approval of the New Certificate of Incorporation which amends and restates the existing certificate of incorporation of NYMEX

578	32	8
FOR	AGAINST	ABSTAIN

Proposal 3 – Approval of the New Bylaws which amend and restate the exiting bylaws of NYMEX

575	34	9
FOR	AGAINST	ABSTAIN

New York Mercantile Exchange, Inc.

Proposal A – Approval of the New Exchange Certificate of Incorporation which amends and restates the existing certificate of incorporation of the Exchange

578	31	9
FOR	AGAINST	ABSTAIN

Proposal B – Approval of New Exchange Bylaws which amend and restate the existing bylaws of the Exchange

577	34	9
FOR	AGAINST	ABSTAIN